DISTRIBUTION AGREEMENT

     Each Massachusetts Business Trust (Trust) designated in Appendix 1 from time to time, acting severally, and Liberty Funds Distributor, Inc. (LFDI), a Massachusetts corporation, agree effective April 30, 1999:

     1. APPOINTMENT OF LFDI. Each Trust may offer an unlimited number of separate investment series (Funds), each of which may have multiple classes of shares (Shares). Each Trust appoints LFDI as the principal underwriter and distributor of Shares of Funds designated in Appendix 1 (which appointment shall be exclusive except as otherwise provided in this Agreement). This Agreement will apply to each Fund as set forth on Appendix 1 as it may be amended from time to time.

     2. SALE OF SHARES.

     a. LFDI'S RIGHT TO PURCHASE SHARES FROM THE FUND. LFDI, acting as principal for its own account and not as agent for each Trust, shall have the right to purchase Shares and shall sell Shares in accordance with each Fund's prospectus on a "best efforts" basis. LFDI shall purchase Shares, at a price equal to the net asset value, only as needed to fill orders. LFDI will receive all sales charges. LFDI will notify the Trust at the end of each business day of the Shares of each Fund to be purchased.

     b. APPOINTMENT OF AGENT FOR CERTAIN SALES OF SHARES AT NET ASSET VALUE. The Trust may at any time designate its shareholder servicing, transfer and dividend disbursing agent as its agent to accept orders for (i) Class A Shares of the Funds at net asset value, or (ii) Class I Shares, or (iii) Class Z Shares, in each case from individuals or entities that are entitled to purchase such shares as provided in the Trust's prospectus, and to issue Shares directly to such purchasers.

     c. REFUSAL TO SELL SHARES; DIRECT ISSUE OF SHARES. The Trust may at any time (i) refuse to sell Shares hereunder or (ii) issue Shares directly to shareholders as a stock split or dividend.

     3. REDEMPTION OF SHARES. The Trust will redeem in accordance with each Fund's prospectus all Shares tendered by LFDI pursuant to shareholder redemption requests. LFDI will notify the Trust at the end of each business day of the Shares of each Fund tendered.

     4. COMPLIANCE. LFDI will comply with applicable provisions of the prospectus of a Fund and with applicable laws and rules relating to the sale of Shares and indemnifies each Trust for any damage or expense from unlawful acts by LFDI and persons acting under its direction or authority.

     5. EXPENSES. Each Trust will pay all expenses associated with:

        a. the registration and qualification of Shares for sale;

        b. shareholder meetings and proxy solicitation;

        c. Share certificates;

        d. communications to shareholders; and

        e. taxes payable upon the issuance of Shares to LFDI.

     In connection with the distribution of shares of the Funds, LFDI will be entitled to receive payments pursuant to any Distribution Plan and related agreement from time to time in effect between any Trust and LFDI with respect to a Fund or any particular class of shares of a Fund, (b) any contingent deferred sales charges applicable to the redemption of shares of a Fund or of any particular class of shares of a Fund, determined in the manner set forth in the then current Prospectus and Statement of Additional Information of that Fund, and (c) any applicable front-end sales charges applicable to the sale of shares of a Fund or of any particular class of shares of a Fund, less any applicable dealer discount.

     LFDI will pay all expenses associated with advertising and sales literature including those of printing and distributing prospectuses and shareholder reports, proxy materials and other shareholder communications used as sales literature.

     6. CONTINUATION, AMENDMENT OR TERMINATION.

     A - This Agreement (a) supersedes and replaces any contract or agreement relating to the subject matter hereof in effect prior to the date hereof, (b) shall continue in effect only so long as specifically approved at least annually by the Trustees or shareholders of the Trust and (c) may be amended at any time by written agreement of the parties, each in accordance with the Act.

     B - This Agreement (a) shall terminate immediately upon the effective date of any later dated agreement relating to the subject matter hereof, and (b) may be terminated upon 60 days notice without penalty by a vote of the Trustees or by LFDI or otherwise in accordance with the Act and will terminate immediately in the event of assignment (as defined under the Act). Upon termination the obligations of the parties under this Agreement shall cease except for unfulfilled obligations and liabilities arising prior to termination. All notices shall be in writing and delivered to the office of the other party.

     7. AGREEMENT AND DECLARATION OF TRUST. A copy of the document establishing each Trust is filed with the Secretary of The Commonwealth of Massachusetts. As to each Trust, this Agreement is executed by officers not as individuals and is not binding upon any of the Trustees, officers or shareholders of such Trust individually but only upon the assets of such Trust.

Agreed:

EACH TRUST DESIGNATED IN APPENDIX 1          LIBERTY FUNDS DISTRIBUTOR, INC.



By:                                          By:
   --------------------------------             --------------------------------
   Nancy L. Conlin,                             James Tambone,
   Secretary For Each Trust                     Chief Executive Officer

APPENDIX 1

TRUST                                   SERIES
-----                                   ------
Liberty Funds Trust I
                Colonial High Yield Securities Fund
                Colonial Income Fund
                Colonial Strategic Income Fund
                Stein Roe Advisor Tax-Managed Growth Fund
                Stein Roe Advisor Tax-Managed Value Fund

Liberty Funds Trust II
                Colonial Money Market Fund
                Colonial Intermediate U.S. Government Fund
                Colonial Short Duration U.S. Government Fund
                Newport Tiger Cub Fund
                Newport Japan Opportunities Fund
                Newport Greater China Fund

Liberty Funds Trust III
                Colonial Select Value Fund
                The Colonial Fund
                Colonial Federal Securities Fund
                Colonial Global Equity Fund
                Colonial International Horizons Fund
                Colonial Strategic Balanced Fund
                Colonial Global Utilities Fund
                Crabbe Huson Small Cap Fund
                The Crabbe Huson Special Fund
                Crabbe Huson Equity Fund
                Crabbe Huson Real Estate Investment Fund
                Crabbe Huson Managed Income & Equity Fund
                Crabbe Huson Oregon Tax-Free Fund
                Crabbe Huson Contrarian Income Fund
                Crabbe Huson Contrarian Fund

Liberty Funds Trust IV
                Colonial High Yield Municipal Fund
                Colonial Intermediate Tax-Exempt Fund
                Colonial Tax-Exempt Fund
                Colonial Tax-Exempt Insured Fund
                Colonial Municipal Money Market Fund
                Colonial Utilities Fund
                Colonial Counselor Select Income Portfolio
                Colonial Counselor Select Balanced Portfolio
                Colonial Counselor Select Growth Portfolio

Liberty Funds Trust V
                Colonial Massachusetts Tax-Exempt Fund
                Colonial Connecticut Tax-Exempt Fund
                Colonial California Tax-Exempt Fund

                Colonial Michigan Tax-Exempt Fund
                Colonial Minnesota Tax-Exempt Fund
                Colonial New York Tax-Exempt Fund
                Colonial North Carolina Tax-Exempt Fund
                Colonial Ohio Tax-Exempt Fund
                Colonial Florida Tax-Exempt Fund

Liberty Funds Trust VI
                Colonial U.S. Growth & Income Fund
                Colonial Small Cap Value Fund
                Colonial Aggressive Growth Fund
                Colonial Value Fund
                Colonial International Equity Fund
                Newport Asia Pacific Fund

Liberty Funds Trust VII
                Newport Tiger Fund



By:
   --------------------------------
   Nancy L. Conlin,
   Secretary For Each Trust



By:
   --------------------------------
   James Tambone,
   Chief Executive Officer
   Liberty Funds Distributor, Inc.

Dated: April 30, 1999